UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 10, 2024

Innovid Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40048	87-3769599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Irving Place, 12th Floor
New York, New York 10003
(Address of principal executive offices) (Zip Code)
(212) 966-7555
(Registrant’s telephone number, include area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTV	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	CTVWS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2024, Innovid Corp. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, a total of 105,227,279 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 72.95% of the Company’s common stock outstanding as of the April 15, 2024 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2024.

Item 1 – Election of two Class III directors to serve until the Company’s annual meeting of stockholders to be held in 2027 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Vote
Michael DiPiano	72,203,177	8,347,563	24,676,539
Zvika Netter	72,166,749	8,383,991	24,676,539

Item 2 – Ratification of the appointment of KOST FORER GABBAY & KASIERER, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Vote
104,447,941	366,757	412,581	0

Based on the foregoing votes, the director nominees were elected, and Item 2 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVID CORP.

Date: June 11, 2024	By:	/s/ Anthony Callini
	Name:	Anthony Callini
	Title:	Chief Financial Officer